UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

CarePICS Acquisition

On April 1, 2025 (the “Closing Date”), Sanara MedTech Inc., a Texas corporation (the “Company”), entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among the Company, Tissue Health Plus, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Purchaser”), CarePICS, LLC, a Delaware limited liability company (“CarePICS”), the holders of CarePICS’s outstanding units (each, a “Seller” and collectively, the “Sellers”) and Paul Schubert, in his capacity as the representative of the Sellers, pursuant to which the Purchaser purchased all of the issued and outstanding equity interests of CarePICS (the “Units”) from the Sellers (the “Acquisition”). On the Closing Date, the parties to the Purchase Agreement completed the Acquisition and CarePICS became an indirect wholly owned subsidiary of the Company.

CarePICS designed and maintains a mobile and web app for clinicians to perform certain activities related to treating vascular and wound care patients, including (i) requesting and providing specialty consults, (ii) creating and sending clinical reports, (iii) scheduling and performing telehealth visits with patients and (iv) signing and fulfilling medical supply orders. The CarePICS virtual platform enables HIPAA-compliant communication sharing of video, voice, text and images for all activities between users. CarePICS’s mission is to build a virtual community of providers that collaborate to improve clinical outcomes, remove barriers to care and make a lasting impact on the patients it serves.

Cash Consideration

Pursuant to the Purchase Agreement, the aggregate purchase price for the Acquisition was $2.0 million, which included transaction expenses and other related administrative expenses of the Sellers. On the Closing Date, the Company also paid $1.65 million to satisfy certain existing indebtedness of CarePICS.

Earnout Consideration

The Purchase Agreement also provides that the Sellers are entitled to receive potential earnout payments. Pursuant to the Purchase Agreement, for each of (A) the period beginning on the Closing Date and ending on March 31, 2026 (the “First Earnout Period”) and (B) the period beginning on April 1, 2026 and ending on March 31, 2027 (the “Second Earnout Period”), each Seller is entitled to such Seller’s pro rata share of a value equal to (i) $2,000,000 minus (ii) any funding provided by the Purchaser or its affiliates to the SaaS P&L (as defined in the Purchase Agreement) during the First Earnout Period in excess of $110,000 per month, minus (iii) any shortfall in the projected SaaS P&L EBITDA (as defined in the Purchase Agreement) for the applicable earnout period, plus (iv) seventy five percent of any SaaS P&L EBITDA generated in excess of the projected SaaS P&L EBITDA for the First Earnout Period and the Second Earnout Period, as applicable.

Each earnout payment, if any, is due within 90 days following the First Earnout Period and Second Earnout Period, as applicable, and is payable in cash or, at the Purchaser’s election, is payable to Sellers who qualify as “accredited investors” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, the “Securities Act”)) in the Purchaser’s Class A-2 Units, with the value of the Class A-2 Units to be determined by an industry recognizable third-party valuation.

In addition, for a period ending 10 years following the Closing Date (the “Purchaser Value Earnout Period”), each Seller is entitled to receive annual earnout payments based on the census of patient volume for the previous year and be based upon a rate of $5.00 enablement value per patient per year (the “Purchaser Value Earnouts”). Each earnout payment, if any, is due between 30 and 90 days following the end of each fiscal year during the Purchaser Value Earnout Period, and is payable in cash or, at the Purchaser’s election, is payable to Sellers who qualify as accredited investors in the Purchaser’s Class B Units, with the value of the Class B Units to be determined by an industry recognizable third-party valuation. Pursuant to the Purchase Agreement, the aggregate value of the Purchaser Value Earnouts will not exceed $10,000,000.

The Purchaser’s Class A-2 Units and Class B Units, if and when issued pursuant to the Purchase Agreement, will be subject to the terms of an agreed upon form of amended and restated limited liability company agreement of the Purchaser (the “THP Operating Agreement”). The issuance of such units, if any, will be undertaken in reliance upon the exemption from registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. The units are not convertible into common stock of the Company. With the exception of the right to approve any amendment or modification of the THP Operating Agreement that would materially and adversely affect the economic rights of the Class A-2 Units in a manner disproportionate to the holders of the Purchaser’s Class A-1 Units, the holders of Class A-2 Units generally will not have voting rights. Pursuant to the terms of the THP Operating Agreement, the holders of Class A-2 Units will receive an 8% cumulative preferred return based on such holder’s daily outstanding amount of the unreturned capital contributions, which preferred return compounds annually. In the event of a distribution or liquidation, the proceeds will be distributed, subject to certain exceptions, (i) first, on a pro rata basis to the holders of the Class A-1 Units and Class A-2 Units in accordance with such holder’s accrued and unpaid preferred return, (ii) second, on a pro rata basis to the holders of the Class A-1 Units and Class A-2 Units in accordance with such holder’s unreturned capital contributions and (iii) third, to all members of the Purchaser according to their equity ownership ratios.

The Purchase Agreement contains customary representations, warranties and obligations of the parties, including, among others, certain confidentiality, non-competition and non-solicitation covenants. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Purchaser, the Sellers, CarePICS or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company, the Purchaser, the Sellers and CarePICS in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, the Purchaser, the Sellers and CarePICS rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, the Purchaser, the Sellers or CarePICS, and the Purchase Agreement should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Acquisition is incorporated by reference into this Item 2.01.

Item 8.01	Other Events.

On March 31, 2025, the Company, pursuant to its option under its previously disclosed Term Loan Agreement with CRG Servicing LLC, dated as of April 17, 2024 (as amended on March 19, 2025, the “Loan Agreement”) borrowed an additional $12.25 million under the Loan Agreement (the “Third Borrowing”). As previously disclosed, the Loan Agreement provides for up to a $55.0 million term loan facility, $15.0 million of which was borrowed on April 17, 2024 (the “First Borrowing”) and $15.5 million of which was borrowed on September 4, 2024 (the “Second Borrowing”). The First Borrowing, the Second Borrowing and the Third Borrowing each have a maturity date of May 30, 2029, unless earlier prepaid, and bear interest at 13.25% per annum rate. Pursuant to the Loan Agreement, prior to December 31, 2025 and subject to the satisfaction of certain conditions, the Company has the right to draw down a fourth borrowing of up to $12.25 million. The Company intends to use the proceeds from the Third Borrowing for permitted acquisition opportunities and for general working capital and corporate purposes.

The description of the Loan Agreement included in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 18, 2024 (the “April 2024 8-K”) is incorporated herein by reference. The description of the Loan Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Loan Agreement filed as Exhibit 10.1 to the April 2024 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Unit Purchase Agreement, dated April 1, 2025, by and among Sanara MedTech Inc., Tissue Health Plus, LLC, CarePICS, LLC, the sellers listed on the signature pages thereto and Paul Schubert.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 4, 2025

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Accounting Officer and Chief Administrative Officer